Exhibit 99.1
NEWS RELEASE
TSX: LAC ● NYSE: LAC
www.lithiumamericas.com

Lithium Americas Reports Second Quarter 2026 Results

(All amounts in US$ unless otherwise indicated)

August 13, 2026 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas,” “LAC” or the “Company”) announced that it has filed its Quarterly Report on Form 10-Q, which includes the Company’s unaudited condensed consolidated interim financial statements for the three months ended June 30, 2026 (“Q2 2026”), and provided an update on its Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”).

Jonathan Evans, President and Chief Executive Officer of Lithium Americas said, “We are safely accelerating construction toward peak activity and peak labor later this year, with mechanical completion still targeted for late 2027. More than 1,600 workers are on site today, with over 2,000 expected before the year’s end. Thacker Pass is reaching new vertical heights as structural steel and concrete work at the processing plant advances through second-floor installations. Across the site, we are transitioning into piping and electrical trades and are receiving more than 60 truckloads of equipment and materials each day. All off-site power modifications are complete, and we remain on track for energization in Q4 2026.”

Mr. Evans added, “Lithium is central to America's economic and national security, sustaining resilient military operations, powering essential civilian infrastructure, and underpinning the technologies driving modern economic growth, from consumer electronics to grid-scale energy storage. Securing a reliable domestic supply is essential to meeting rising electricity demand, strengthening our energy independence and ensuring the United States wins the global technology race. Thacker Pass is proud to be a critical part of making that happen.”

Q2 2026 AND SUBSEQUENT TO Q2 2026 HIGHLIGHTS

•
As of June 30, 2026, the Company had approximately $1.3 billion total cash and restricted cash, including $530.3 million at the Thacker Pass joint venture (“JV”) level.
o
On March 19, 2026, the Company entered into an at-the-market (“ATM”) equity program, pursuant to which the Company may sell its common shares, no par value, up to a maximum aggregate offering price of $250 million (the “March 2026 ATM Program”). Net proceeds received from the March 2026 ATM Program may be used for general corporate purposes, which may include funding of corporate and project overhead, capital expenditures, debt repayment, and working capital. As of June 30, 2026, the Company issued and sold 13.0 million common shares at an average price of $5.36 per share for aggregate net proceeds of $68.5 million after sales agent's commission and other expenses. Subsequent to Q2 2026, the Company issued and sold 1.1 million common shares at an average price of $3.87 per share for aggregate net proceeds of $4.2 million after sales agent's commission and other expenses.
o
On June 3, 2026, the Company received its third advance on the U.S. Department of Energy (the “DOE”) loan (“DOE Loan”) of $342 million. Cumulative advances total $1.209 billion.
o
On August 5, 2026, the Company entered into a securities purchase agreement (the "Purchase Agreement") with YA II PN, Ltd., an affiliate of Yorkville Advisors Global, LP (“Yorkville”), for up to $175 million in aggregate principal amount of subordinated convertible debentures (the “Yorkville Debentures”). At the initial closing, the Company has agreed to issue $150 million in Yorkville Debentures. The Company retains the right to issue up to an additional $25 million in Yorkville Debentures in one or more subsequent closings at its discretion, subject to conditions as further described in the Purchase Agreement.

o
As of August 12, 2026, the Company had 363,042,943 shares issued and outstanding.
•
The Company continues to progress major construction of the processing plant at Thacker Pass Phase 1, targeting mechanical completion in late 2027. As of June 30, 2026:
o
3.42 million workhours were completed without a serious injury or lost-time incident, with a total recordable incident frequency rate of 0.58.
o
$1.8 billion of construction capital and other project-related costs had been capitalized, of which $1.6 billion is part of the total capital expenditure (“Capex”) estimate of $2.93 billion per the Company’s Technical Report entitled “NI 43-101 Technical Report on the Thacker Pass Project Humboldt County, Nevada, USA,” effective December 31, 2024 (“Technical Report”). The Company continues to target a total Capex range of $1.3 billion to $1.6 billion for Thacker Pass Phase 1 for fiscal year 2026. See Capital Expenditure and 2026 Capex Guidance below for details.
o
Detailed engineering design completed surpassed 95%, while procurement exceeded 80%, including the shipment of major plant materials and equipment.
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Over 1,600 personnel were on site, and on-site personnel levels are expected to increase to over 2,000 in the second half of 2026.
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Over 1,500 workers were residing at the Company’s all-inclusive housing facility in Winnemucca (the “Workforce Hub” or “WFH”).
•
Long-lead equipment continued arriving at Thacker Pass and the fabrication yard in Winnemucca. Outstanding long-lead items are expected to be delivered throughout 2026, along with other equipment and construction materials.
o
Over 85% of the structural steel for Thacker Pass, which is sourced from the United Arab Emirates, is in transit or has arrived on site at Thacker Pass or the laydown yard in Winnemucca. The balance is expected in Q3 2026. The Company and Bechtel have worked with the steel supplier to minimize the impact of the Middle East conflict, including the closure of the Strait of Hormuz, on the fabrication and shipment of steel to Thacker Pass. The Company has successfully re-routed steel through the Port of Jeddah.
•
Development milestones achieved at Thacker Pass during Q2 2026 include:
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Completing upgrades to the high voltage power line connecting Thacker Pass to the local power grid.
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Placement of the first Electrical Room, 115kV Power Transformer and Control Enclosures.
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Progressing structural steel at the Filter Building, Magnesium Sulfate Building and the Lithium Carbonate Building.
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Deliveries of approximately 100 prefabricated pipe rack modules, with pre-installed piping manufactured in Winnemucca. Deliveries are expected to continue throughout Q3 2026.
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Commencement and continuation of key equipment installation at the following facilities:
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Lithium Carbonate Crystallizer: Bicarbonate Reactor;
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Magnesium Sulfate Building: Turbo Fans, Stage 4 Crystallizer;
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Filter Building: Air Compressors and Receivers, Conveyor Tail Pulleys, Neutralization Filter Discharge Conveyors;
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Countercurrent Decantation and Run-of-Mine areas: Thickener Steel and Shell Plates;
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Sulfuric Acid Plant: Fin Fan Coolers, SS Converter, Steam Turbine Generator, Main Compressor, Cold Interpass Heat Exchanger, Hot Interpass Heat Exchanger and the 198-foot-tall Duplex Plant Stack.
•
The following are expected development milestones for the second half of 2026:
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All main concrete required at the site is expected to be completed.

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Early commissioning of utilities in the individual plants is expected to commence.
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Given the advanced level of detailed engineering achieved, the Company has commenced a definitive capital estimate, targeting completion by the end of Q3 2026. Advanced engineering and procurement is expected to enable the team to estimate remaining quantities and materials with higher confidence. The Company will use current data to assess remaining labor needs and productivity rates for the estimate and will incorporate recent and unexpected developments, including implications from tariffs, conflicts in the Middle East, fuel prices, and other inflationary increases not included in the total Capex estimate of $2.93 billion per the Company’s Technical Report. During Q2 2026, the cost environment for activities associated with Thacker Pass was also unfavorably impacted by items such as: reduced open sea lane availability, reductions in the availability of U.S. fabrication capacity, constraints in U.S. logistics, further inflationary pressures as well as an increasingly competitive skilled labor market. Further, total associated tariff exposure, the majority of which is expected to be incurred during 2026, is estimated between $80 million and $100 million.
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Construction at the Company’s Transload Terminal (“TLT”) west of Winnemucca continues. In Q2 2026, the general site and railroad grading were completed and installation of rail stabilization (geo-membrane) and sub-ballast commenced. Completion of the TLT is targeted in 2027 to align with startup at Thacker Pass. The TLT is approximately 60 miles from Thacker Pass, adjacent to the rail line, and is intended to support operations by serving as a critical logistics hub for the operation’s reagents.
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During Q2 2026, the Company delivered a $5.0 million commitment to the Fort McDermitt Paiute and Shoshone Tribe’s Building Fund, in accordance with its obligations under the Community Benefits Agreement. The funds will support plans to rebuild a Travel Plaza, which was lost to fire in September 2020. An additional $0.4 million has been contributed to the tribe for workforce training, cultural monitoring and administrative purposes.

CAPITAL EXPENDITURE AND 2026 CAPEX GUIDANCE

As of June 30, 2026, a total of $1.8 billion of construction capital costs and other project-related costs had been capitalized, of which $1.6 billion is part of the total Capex estimate of $2.93 billion per the Company’s Technical Report. The Company continues to target a total Capex range of $1.3 billion to $1.6 billion for Thacker Pass Phase 1 for fiscal year 2026.

The table below summarizes Capex in the three and six months ended June 30, 2026, cumulative Capex to June 30, 2026, as well as the Company’s 2026 Capex guidance.

(in US$ millions, except as noted)	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026	Fiscal Year 2026 Capex Guidance	Cumulative to June 30, 2026
Thacker Pass Phase 1 construction costs included in the total $2.93 billion Capex estimate [1,2]	$483.6	$759.1	$1.2 - $1.5 billion	$1,621.7
Other capitalized development costs for Thacker Pass [3]	7.1	15.4	30.0 - 40.0	108.5
Capitalized interest, including the Orion Notes and DOE Loan[4]	17.2	27.9	45.0 - 55.0	54.9
Total	$507.9	$802.4	$1.3 - $1.6 billion	$1,785.1

1
Thacker Pass Phase 1 construction costs cumulative to June 30, 2026 and those estimated for fiscal year 2026, do not include $19.5 million and $8.0 million, respectively, of community contributions that are required to be expensed under U.S. GAAP, though these were included in the $2.93 billion Capex estimate per the Company’s Technical Report.
2
Thacker Pass Phase 1 construction costs cumulative to June 30, 2026, and those estimated for fiscal year 2026, include actual tariffs incurred through June 30, 2026. Thacker Pass Phase 1 construction costs estimate for fiscal year 2026 also include estimated tariff exposure, primarily for equipment and construction materials sourced from Canada, China, India, UAE, Turkey and the European Union. The Company has been working toward limiting the effect of any potential tariffs on its construction supply chain, with approximately 75% of the total capital project cost structure related to labor, contractors and other services not expected to be directly affected by any potential tariffs. The Company continues to closely monitor potential tariff exposure; however, changes in tariffs and trade restrictions can be announced with little or no advance notice.
3
Other capitalized development costs are required to be capitalized under U.S. GAAP, though these were not included in the $2.93 billion

Capex estimate per the Company’s Technical Report.
4
Fund entities managed by Orion Resource Partners LP (collectively “Orion”) purchased $195.0 million in aggregate principal amount of senior unsecured convertible notes (the “Notes”).

PROJECT PROGRESS PHOTOS

Figure A: The 198-foot Duplex Plant Stack for the Sulfuric Acid Plant was safely raised and anchored into place.	Figure B: The first crystallizer has been installed in the Magnesium Sulfate building.

Figure C: Progress continues on the eight large counter-current decantation (CCD) thickener tanks.	Figure D: One of three high voltage circuit breakers has been installed, marking an important milestone as the project advances into major electrical construction.

RESULTS OF OPERATIONS

The selected consolidated financial information set out below has been derived from the Company's audited consolidated annual financial statements for the year ended December 31, 2025 (“FY 2025”) and unaudited condensed consolidated interim financial statements for the three months ended June 30, 2026 (“Q2 2026”) and should be read in conjunction with those consolidated financial statements and the related notes thereto.

The Six Months Ended June 30, 2026 Compared with the Six Months Ended June 30, 2025

The following table provides a summary of the Company’s unaudited condensed consolidated interim statements of income (loss) for the six months ended June 30, 2026 (“YTD Q2 2026”) compared with the six months ended June 30, 2025 (“YTD Q2 2025”).

	For the Six Months Ended June 30,
(in US$ millions except for share amounts)	2026	2025	Change
Net income (loss)	$6.3	$(24.8)	$31.1
Net income (loss) attributable to LAC stockholders	1.7	(23.1)	24.8
Net income (loss) per share – basic - attributable to common stockholders	0.00	(0.11)	0.11
Net income (loss) per share - diluted - attributable to common stockholders	(0.07)	(0.11)	0.04

Net income (loss) comprised of:
General and administrative expenses	$(26.2)	$(14.4)	$(11.8)
Transaction costs	(1.0)	(17.6)	16.6
Gain/(loss) on financial instruments measured at fair value:
Gain on LAC Warrant and JV Warrant obligations	4.9	-	4.9
Gain on convertible debt and conversion feature	20.0	6.8	13.2
Loss on financial instruments measured at fair value	(4.7)	(2.2)	(2.5)
Other income	13.3	2.7	10.6

General and administrative expenses increased to $26.2 million in YTD Q2 2026 (YTD Q2 2025 - $14.4 million) due to increased hiring, share-based compensation, community investment, and regulatory and professional fees supporting expanded operations.

Transaction costs decreased to $1.0 million in YTD Q2 2026 (YTD Q2 2025 - $17.6 million). YTD Q2 2026 costs primarily related to advisory and professional fees for the warrants the Company issued to the DOE to purchase up to 18,268,687 common shares (“LAC Warrant”) and the warrants the JV issued to the DOE to purchase 8,656,509,695 non-voting units of the JV (“JV Warrant”) issuances on January 30, 2026, while YTD Q2 2025 costs primarily related to Orion’s $250 million strategic investment (the “Orion Investment”) and advisory fees due upon achieving the final investment decision (“FID”) for Thacker Pass Phase 1.

The LAC Warrant and the JV Warrant were initially recognized as financial liabilities on October 7, 2025. A $5.0 million loss on change in fair value of the LAC Warrant was recognized in YTD Q2 2026 (YTD Q2 2025 - $nil), reflecting the increase in the Company’s share price from $4.36 on December 31, 2025 to $4.87 on January 30, 2026, when the LAC Warrant was issued and reclassified to equity. A $9.9 million gain on change in fair value of the JV Warrant, including obligations under the Put, Call and Exchange Agreement, was recognized in YTD Q2 2026 (YTD Q2 2025 - $nil), primarily reflecting the decrease in share price from $4.36 on December 31, 2025 to $3.85 on June 30, 2026.

A $20.0 million gain on change in fair value of the embedded derivative associated with the Notes (the “Embedded Derivative”) was recognized in YTD Q2 2026 (YTD Q2 2025 - $6.8 million), primarily reflecting the decrease in the Company’s share price from $4.36 at December 31, 2025 to $3.85 at June 30, 2026.

A $4.7 million loss on financial instruments measured at fair value was recognized in YTD Q2 2026 (YTD Q2 2025 - $2.2 million), primarily consisting of a $4.5 million loss on change in fair value of the Company’s investment in Ascend Elements, Inc. (“Ascend Elements”) (YTD Q2 2025 - $1.8 million loss). During YTD Q2 2026, the Company determined the fair value of the Ascend Elements investment was $nil based on public disclosures indicating significant uncertainty regarding recovery.

Other income for YTD Q2 2026 increased to $13.3 million (YTD Q2 2025 - $2.7 million), primarily due to higher interest income from increased balances in interest-generating bank accounts, driven largely by proceeds from the Company’s ATM programs.

The Three Months Ended June 30, 2026 Compared with the Three Months Ended June 30, 2025

The following table provides a summary of the Company’s unaudited condensed consolidated interim statements of income (loss) for Q2 2026 compared with the three months ended June 30, 2025 (“Q2 2025”).

	For the Three Months Ended June 30,
(in US$ millions except for share amounts)	2026	2025	Change
Net income (loss)	$1.7	$(13.2)	$14.9
Net income (loss) attributable to LAC stockholders	2.2	(12.4)	14.6
Net income (loss) per share – basic - attributable to common stockholders	0.01	(0.06)	0.07
Net income (loss) per share – diluted - attributable to common stockholders	(0.02)	(0.06)	0.04

Net income (loss) comprised of:
General and administrative expenses	$(15.1)	$(7.8)	$(7.3)
Transaction costs	-	(13.3)	13.3
Gain/ (loss) on financial instruments measured at fair value:
Gain on JV Warrant obligation	4.5	-	4.5
Gain on convertible debt and conversion feature	5.7	6.8	(1.1)
Loss on financial instruments measured at fair value	(0.1)	(0.2)	0.1
Other income	6.7	1.4	5.3

General and administrative expenses increased to $15.1 million in Q2 2026 (Q2 2025 - $7.8 million) due to increased hiring, share-based compensation, community investment and regulatory and professional fees supporting expanded operations.

Transaction costs decreased to $nil in Q2 2026 (Q2 2025 - $13.3 million). Q2 2025 costs primarily related to third-party transaction costs for the Orion Investment and advisory fees due upon achieving FID for Phase 1 at Thacker Pass.

The JV Warrant was initially recognized as a financial liability on October 7, 2025. A $4.5 million gain on change in fair value of the JV Warrant, including obligations under the Put, Call and Exchange Agreement, was recognized in Q2 2026 (Q2 2025 - $nil), primarily reflecting the decrease in the Company’s share price from $3.95 on March 31, 2026 to $3.85 on June 30, 2026.

A $5.7 million gain on change in fair value of the Embedded Derivative was recognized in Q2 2026 (Q2 2025 - $6.8 million), primarily reflecting the decrease in the Company’s share price from $3.95 at March 31, 2026 to $3.85 at June 30, 2026.

Other income increased to $6.7 million in Q2 2026 (Q2 2025 - $1.4 million), primarily due to higher interest income from increased balances in interest-generating bank accounts, driven largely by proceeds from the Company’s ATM programs.

Selected Financial Position Information

(in US$ millions)	June 30, 2026	December 31, 2025	Change
Cash and restricted cash	$1,279.2	$905.6	$373.6
Mineral properties, plant and equipment, net	2,090.8	1,344.0	746.8
Total assets	3,535.9	2,579.0	956.9
Total liabilities	1,586.3	992.4	593.9

At June 30, 2026, total assets increased by $956.9 million from December 31, 2025, driven primarily by a $373.6 million increase in cash and restricted cash and a $746.8 million net increase in mineral properties, plant and equipment, partially offset by a $157.2 million decrease in deferred financing costs.

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Cash and restricted cash increased primarily from DOE Loan advances and proceeds from the Company’s ATM programs, partially offset mainly by cash outflows related to Thacker Pass construction costs, general and administrative expenses, and transaction costs. DOE Loan advances are held in restricted bank accounts owned by Lithium Nevada LLC (“LN”, a wholly owned subsidiary of Lithium Nevada Ventures LLC (“Lithium Nevada Ventures”)), the JV between General Motors Holdings LLC (“GM”) and the Company (together, the “JV Partners”), and managed by a collateral agent.
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Mineral properties, plant and equipment, net increased mainly due to continued development of Thacker Pass, including costs associated with completion of the WFH, on-going engineering and procurement activities, payments towards long-lead equipment as well as continued on-site construction works. In addition, in YTD Q2 2026, finance costs, related to Thacker Pass totaling $32.7 million including interest on the Orion Investment and DOE Loan advances, were capitalized.
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Deferred financing costs decreased due to reclassification of $157.2 million in unamortized costs related to the second and third DOE Loan advances. Upon signing the omnibus waiver, consent and amendment (the “OWCA”) entered into by the Company and the DOE on October 7, 2025, $400.2 million in transaction costs were recorded as an asset. As funds are advanced, these costs are allocated to the DOE Loan liability proportionally and amortized as interest over the loan term using the effective interest method, then capitalized to Thacker Pass.

At June 30, 2026, total liabilities increased by $593.9 million compared to December 31, 2025, primarily driven by the following:

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a $637.0 million increase in the DOE Loan, reflecting advances of $774.0 million and $17.4 million of interest costs, net of $157.2 million of amortized deferred financing costs; and
•
an $83.8 million decrease in the LAC Warrant obligation, reflecting the $88.8 million fair value reclassified to equity on January 30, 2026, partly offset by a $5.0 million loss recognized for the fair value increase from December 31, 2025 to January 30, 2026.

This news release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 and annual report on Form 10-K for the year ended December 31, 2025, available on the Company’s issuer profile on EDGAR at www.sec.gov, SEDAR+ at www.sedarplus.ca and on the Company’s website at www.lithiumamericas.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is building Thacker Pass located in Humboldt County in northern Nevada. Phase 1 is designed for nominal production capacity of 40,000 tonnes per year of battery-quality lithium carbonate, and mechanical completion is targeted for late 2027. Thacker Pass hosts the largest known measured lithium resource (Measured and Indicated) in the world and is owned by a JV between Lithium Americas (holding a 62% interest), and GM (holding a 38% interest). Project financing for Phase 1 includes a $2.23 billion loan from the U.S. DOE and strategic investments from GM and Orion. The DOE holds the LAC Warrant to purchase common shares equivalent to a 5% equity stake of the Company as of January 30, 2026 (the “Issuance Date”) and the JV Warrant to purchase a non-voting, non-transferable equity interest in the JV equivalent to a 5% interest as of the Issuance Date. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

TECHNICAL INFORMATION

The scientific and technical information in this news release has been reviewed and approved by Rene LeBlanc, PhD, SME, Vice President, Commercial and Product Strategy of the Company, and a “qualified person” as defined under National Instrument 43-101 and Subpart 1300 of Regulation S-K under the United States Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements” (“FLS”)). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release include, but are not limited to: statements relating to the anticipated sources and uses of funds to complete project financing, the JV Transaction with GM (as defined herein), the DOE Loan (as defined herein), the Orion Investment (as defined herein), the LAC Warrant (as defined herein), the JV Warrant (as defined herein), the Put, Call and Exchange Agreement, and the Yorkville

Debentures (as defined herein), including statements regarding satisfaction of draw down conditions on the DOE Loan, the availability and timing of delayed closings under the Yorkville Debentures, the Company’s ability to satisfy conditions to future delayed closings under the Yorkville Debentures, the anticipated use of proceeds from the Yorkville Debentures and the March 2026 ATM Program, expectations about the extent to which the JV Transaction, the DOE Loan, including any amendments thereto, the Orion Investment, the LAC Warrant, the JV Warrant, the Yorkville Debentures and cash on hand would fund the development and construction of Thacker Pass (as defined herein) on schedule or at all; project de-risking initiatives and the extent to which work to date has de-risked project execution; the expected operations, financial results and condition of the Company; expectations related to the construction build, job creation and nameplate capacity of Thacker Pass as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, expected milestones, anticipated production and results thereof and expansion plans; cost and expected benefit of the transloading terminal; cost and expected benefit of the limestone quarry; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the United States for Thacker Pass; the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the United States for the Company’s development and resultant operations; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass; development of mineral resources and mineral reserves; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the United States to support industries and technologies dependent on lithium batteries, including the electric vehicle and battery energy storage system markets; the timing and amount of future production, currency exchange and interest rates; the Company’s ability to raise capital; expected expenditures to be made by the Company; statements relating to revised capital cost estimates, including statements regarding the definitive capital estimate and the expected timing of completion and potential outcomes thereof; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at Thacker Pass; successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto; statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine; anticipated job creation; the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; overarching accessibility to a productive workforce; the expected workforce development training program being prepared with Great Basin College; the Company’s commitment to sustainable development, limiting the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine, including use benefits of growth media; ability to achieve capital cost efficiencies; anticipated use of any future proceeds and earnings related to Thacker Pass; anticipated plans regarding the payment or non-payment of dividends, as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS are based include, without limitation: expectations regarding Phase 2 of Thacker Pass, including financing, and the absence of material adverse events affecting the Company during this time; the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives, priorities and anticipated milestones; a cordial business relationship between the Company and third-party strategic and contractual partners; the risk of general business and economic uncertainties and adverse market conditions; confidence that development, construction and operations at Thacker Pass will proceed as anticipated, including the impact of potential supply chain disturbances including but not limited to product availability, customs delays and shipping disruptions, especially with respect to steel, and the availability of equipment, labor and facilities necessary to complete development and construction of Thacker Pass and produce battery grade lithium; unforeseen technological, equipment and engineering problems; changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession, ongoing conflict in the Middle East and potential changes in United States trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and industries and technologies dependent on lithium batteries, including the electric vehicle and battery energy storage system markets; uncertainties inherent to the feasibility studies and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery grade lithium; the respective benefits and impacts of Thacker Pass when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; reliability of technical data; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market, lithium-ion battery market, and battery energy storage system market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement; risks related to cost, funding and regulatory authorizations to develop a workforce housing facility; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations; increased attention to environmental, social, governance and safety and sustainability-related matters; risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing," (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; the ability to satisfy production and lithium-recovery targets; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; compliance by the JV Partners (as defined herein), the DOE, Orion, and Yorkville with terms of agreements; the lack of any material disputes or disagreements between the JV Partners; the Company’s ability to satisfy conditions to future delayed closings under the Yorkville Debentures; the Company’s ability to satisfy its obligations under the Yorkville Debentures, including interest payments, redemption obligations and conversion obligations; fluctuations in the trading price of the Company’s common shares and the potential dilutive effect of conversions under the Yorkville Debentures, the Orion Investment and the Warrants; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors described under Part I, Item 1A, “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, as amended, filed with the U.S. Securities and Exchange Commission and elsewhere throughout that report, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. All FLS contained in this news release are expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR. The Company does not undertake any obligation to update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT

Virginia Morgan

Vice President, Investor Relations and ESG

+1-778-726-4070

ir@lithiumamericas.com